Exhibit 99.1

AVITA Medical Announces Appointment of David O’Toole as Chief Financial Officer

VALENCIA, Calif., June 15, 2023 and MELBOURNE, Australia, June 16, 2023 (GLOBE NEWSWIRE) — AVITA Medical, Inc. (NASDAQ: RCEL, ASX: AVH), a regenerative medicine company leading the development and commercialization of first-in-class devices and autologous cellular therapies for skin restoration, today announced the appointment of David O’Toole as its new Chief Financial Officer, effective June 15, 2023.

O’Toole is an accomplished financial executive with more than 30 years of experience in global corporate finance, capital markets, and accounting across biotech and life sciences companies. He has a demonstrated track record of developing and executing successful growth strategies in a number of public companies. O’Toole will play a critical role in executing the company’s strategic growth initiatives and in leading the financial organization.

“We are thrilled to welcome David as the new CFO of AVITA Medical,” said Jim Corbett, Chief Executive Officer of AVITA Medical. “David brings significant capital markets experience that will strengthen our market presence and his extensive financial background within public companies will be instrumental as we commercialize the AVITA Medical platform.”

O’Toole most recently served as CFO of Opiant Pharmaceuticals, a biopharmaceutical company developing treatments for addiction and drug overdose, which was acquired by Indivior PLC in March of 2023. Prior to that, he served as CFO of Soleno Therapeutics, a company focused on the development and commercialization of novel therapeutics for the treatment of rare diseases. Prior to Soleno, O’Toole held the role of CFO for three publicly traded life sciences companies where he built and led high-performance teams. Prior to his CFO experience, O’Toole spent 24 years in public accounting, including 16 years with Deloitte & Touche. He holds a Bachelor of Science in accounting from the University of Arizona and is a Certified Public Accountant (non-active).

Authorized for release by the Chief Executive Officer of AVITA Medical, Inc.

ABOUT AVITA MEDICAL, INC.

AVITA Medical® is a regenerative medicine company leading the development and commercialization of devices and autologous cellular therapies for skin restoration. The RECELL® System technology platform, approved by the FDA for the treatment of thermal burn wounds and full-thickness skin defects, harnesses the regenerative properties of a patient’s own skin to create Spray-On Skin™ cells. Delivered at the point-of-care, RECELL enables improved clinical outcomes and validated cost savings. RECELL is the catalyst of a new treatment paradigm and AVITA Medical is leveraging its proven and differentiated capabilities to develop first-in-class cellular therapies for multiple indications, including repigmentation of stable vitiligo lesions.

AVITA Medical’s first U.S. product, the RECELL System, was approved by the U.S. Food and Drug Administration (FDA) in September 2018. The RECELL System is approved for acute partial-thickness thermal burn wounds in patients 18 years of age and older or application in combination with meshed autografting for acute full-thickness thermal burn wounds in pediatric and adult patients and full-thickness skin defects after traumatic avulsion (e.g. degloving) or surgical excision (excision (e.g., necrotizing soft tissue infection) or resection (e.g., skin cancer), in patients 15 years of age and older. In February 2022, the FDA reviewed and approved the PMA supplement for RECELL Autologous Cell Harvesting Device, an enhanced RECELL System aimed at providing clinicians a more efficient user experience and simplified workflow.

The RECELL System is used to prepare Spray-On Skin Cells using a small amount of a patient’s own skin, providing a new way to treat severe wounds, while significantly reducing the amount of donor skin required. The RECELL System is designed to be used at the point of care alone or in combination with autografts depending on the depth of the burn injury or in combination with meshed autographs for full-thickness skin defects. Healthcare professionals should read the INSTRUCTIONS FOR USE - RECELL Autologous Cell Harvesting Device (https://recellsystem.com) for a full description of indications for use and important safety information including contraindications, warnings, and precautions.

In international markets, our products are approved under the RECELL System brand to promote skin healing in a wide range of applications including burns, soft tissue repair, vitiligo, and aesthetics. The RECELL System is TGA-registered in Australia, received CE-mark approval in Europe and has PMDA approval in Japan.

To learn more, visit www.avitamedical.com.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “intend,” “could,” “may,” “will,” “believe,” “estimate,” “look forward,” “forecast,” “goal,” “target,” “project,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements concerning, among other things, our ongoing clinical trials and product development activities, regulatory approval of our products, the potential for future growth in our business, and our ability to achieve our key strategic, operational, and financial goal. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Applicable risks and uncertainties include, among others, the timing and realization of regulatory approvals of our products; physician acceptance, endorsement, and use of our products; failure to achieve the anticipated benefits from approval of our products; the effect of regulatory actions; product liability claims; risks associated with international operations and expansion; and other business effects, including the effects of industry, economic or political conditions outside of the company’s control. Investors should not place considerable reliance on the forward-looking statements contained in this press release. Investors are encouraged to read our publicly available filings for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this release, and we undertake no obligation to update or revise any of these statements.

FOR FURTHER INFORMATION:

Investors & Media AVITA Medical, Inc. Jessica Ekeberg Phone +1-661-904-9269 investor@avitamedical.com media@avitamedical.com